                                                                    EXHIBIT 23.2

                           CONSENT OF LEGAL COUNSEL




Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding the legality of 270,500 shares of Stewart & Stevenson Services, Inc. Common Stock, without par value, to be issued upon the exercise of options granted pursuant to the Stewart & Stevenson Services, Inc. 1993 Nonofficer Stock Option Plan.



/s/ WILLIAM L. MOLL, JR.
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William L. Moll, Jr.
Senior Counsel
June 5, 2001